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                                                                     Exhibit 4.1

                                                                  EXECUTION COPY

                          REGISTRATION RIGHTS AGREEMENT

                            Dated as of July 1, 2003
                                  by and among

                           Danka Business Systems PLC
                                    as Issuer

                   The Guarantors Listed on Schedule A hereto

                                       and

                            Bear, Stearns & Co. Inc.


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     This Registration Rights Agreement (this "Agreement") is made and entered into as of July 1, 2003 by and among Danka Business Systems PLC, a company incorporated with limited liability under the Companies Act of 1985 with registered number 1101386 and with its registered office at Masters House, 107 Hammersmith Road, London W14 0QH, England (the "Company" and the "Issuer"), the Company's subsidiaries listed on Schedule A hereto (the "Guarantors"), and Bear, Stearns & Co. Inc. (the "Initial Purchaser"), who has agreed to purchase the Company's 11% Series A Senior Notes due 2010 (the "Series A Notes") pursuant to the Purchase Agreement (as defined below).

     This Agreement is made pursuant to the Purchase Agreement, dated June 24, 2003 (the "Purchase Agreement"), by and among the Company, the Guarantors and the Initial Purchaser. In order to induce the Initial Purchaser to purchase the Series A Notes, the Company and the Guarantors have agreed to provide the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the obligations of the Initial Purchaser set forth in Section 8 of the Purchase Agreement. Capitalized terms used herein and not otherwise defined shall have the meaning assigned to them in the Indenture, dated July 1, 2003 among the Company, the Guarantors and HSBC Bank USA, as Trustee, relating to the Series A Notes and the Series B Notes (as defined below) (the "Indenture").

     The parties hereby agree as follows:

SECTION 1.  DEFINITIONS

     As used in this Agreement, the following capitalized terms shall have the following meanings:

     Act: The Securities Act of 1933, as amended.

     Affiliate: As defined in Rule 144 of the Act.

     Broker-Dealer: Any broker or dealer registered under the Exchange Act.

     Certificated Securities: Definitive Notes, as defined in the Indenture.

     Closing Date: The date hereof.

     Commission: The Securities and Exchange Commission.

     Consummate: An Exchange Offer shall be deemed "Consummated" for purposes of this Agreement upon the occurrence of (a) the filing and effectiveness under the Act of the Exchange Offer Registration Statement relating to the Series B Notes to be issued in the Exchange Offer, (b) the maintenance of such Exchange Offer Registration Statement continuously effective and the keeping of the Exchange Offer open for a period not less than the period required pursuant to Section 3(b) hereof and (c) the delivery by the Company to the Registrar under the Indenture of Series B Notes in the same aggregate principal amount as the aggregate principal amount of Series A Notes tendered by Holders thereof pursuant to the Exchange Offer.

     Consummation Deadline: As defined in Section 3(b) hereof.

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     Effectiveness Deadline: As defined in Section 3(a) and 4(a) hereof.

     Exchange Act: The Securities Exchange Act of 1934, as amended.

     Exchange Offer: The exchange and issuance by the Company of a principal amount of Series B Notes (which shall be registered pursuant to the Exchange Offer Registration Statement) equal to the principal amount of Series A Notes that are tendered by such Holders in connection with such exchange and issuance.

     Exchange Offer Registration Statement: The Registration Statement relating to the Exchange Offer, including the related Prospectus.

     Exempt Resales: The transactions in which the Initial Purchaser propose to sell the Series A Notes to certain "qualified institutional buyers," as such term is defined in Rule 144A under the Act and pursuant to Regulation S under the Act.

     Filing Deadline: As defined in Sections 3(a) and 4(a) hereof.

     Holders: As defined in Section 2 hereof.

     Prospectus: The prospectus included in a Registration Statement at the time such Registration Statement is declared effective, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference into such Prospectus.

     Recommencement Date: As defined in Section 6(d) hereof.

     Registration Default: As defined in Section 5 hereof.

     Registration Statement: Any registration statement of the Company and the Guarantors relating to (a) an offering of Series B Notes pursuant to an Exchange Offer or (b) the registration for resale of Transfer Restricted Securities pursuant to the Shelf Registration Statement, in each case, (i) that is filed pursuant to the provisions of this Agreement and (ii) including the Prospectus included therein, all amendments and supplements thereto (including post-effective amendments) and all exhibits and material incorporated by reference therein.

     Regulation S: Regulation S promulgated under the Act.

     Rule 144: Rule 144 promulgated under the Act.

     Series B Notes: The Company's 11% Series B Senior Notes due 2010 to be issued pursuant to the Indenture: (i) in the Exchange Offer or (ii) as contemplated by Section 4 hereof.

     Shelf Registration Statement: As defined in Section 4 hereof.

     Suspension Notice: As defined in Section 6(d) hereof.

     TIA: The Trust Indenture Act of 1939 (15 U.S.C. Section 77aaa-77bbbb) as in effect on the date of the Indenture.

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     Transfer Restricted Securities: Each (A) Series A Note, until the earliest to occur of (i) the date on which such Note has been exchanged by a Person other than a Broker-Dealer for an Exchange Note in the Exchange Offer, (ii) following the exchange by a Broker-Dealer in the Exchange Offer of such Note for an Exchange Note, the date on which such Exchange Note is sold to a purchaser who receives from such Broker-Dealer on or prior to the date of such sale a copy of the prospectus contained in the Exchange Offer Registration Statement, (iii) the date on which such Note has been effectively registered under the Act and disposed of in accordance with the Shelf Registration Statement, (iv) the date on which such Note is distributed to the public pursuant to Rule 144 under the Act or is saleable pursuant to Rule 144(k) under the Act (or similar provisions then in effect) or (iv) the date such Series A Note ceases to be outstanding and
(B) Series B Note held by a Broker Dealer until the date on which such Series B
Note is disposed of by a Broker-Dealer pursuant to the "Plan of Distribution" contemplated by the Exchange Offer Registration Statement (including the delivery of the Prospectus contained therein); provided, however, that the Transfer Restricted Securities with respect to which the Company has caused to be filed and declared effective an Exchange Offer Registration Statement and has consummated an Exchange Offer, in each case pursuant to and in accordance with
Section 3 hereof, and which have not been tendered by the Exchange Date by the Holder thereof shall be deemed not to be Transfer Restricted Securities, except to the extent the Holder provides the notice contemplated by Section 4(a)(ii) hereof.

SECTION 2.  HOLDERS

     A Person is deemed to be a holder of Transfer Restricted Securities (each, a "Holder") whenever such Person owns Transfer Restricted Securities.

SECTION 3.  REGISTERED EXCHANGE OFFER

     (a) Unless the Exchange Offer shall not be permitted by applicable federal law or Commission policy (after the procedures set forth in Section 6(a)(i) below have been complied with), the Company and the Guarantors shall (i) cause the Exchange Offer Registration Statement to be filed with the Commission on or prior to 90 days after the Closing Date (such 90th day being the "Filing Deadline"), (ii) use commercially reasonable efforts to cause such Exchange Offer Registration Statement to become effective on or prior to 180 days after the Closing Date (such 180th day being the "Effectiveness Deadline"), (iii) in connection with the foregoing, (A) use commercially reasonable efforts to file all pre-effective amendments to such Exchange Offer Registration Statement as may be necessary in order to cause it to become effective, (B) use commercially reasonable efforts to file, if applicable, a post-effective amendment to such Exchange Offer Registration Statement pursuant to Rule 430A under the Act and
(C) use commercially reasonable efforts to cause all necessary filings, if any, in connection with the registration and qualification of the Series B Notes to be made under the Blue Sky laws of such jurisdictions as are necessary to permit Consummation of the Exchange Offer; provided, however, that neither the Company nor any Guarantor shall be required in connection therewith to register or qualify as a foreign corporation where it is not now so qualified or to take any action that would subject it to taxation or require it to file a general consent to service of process in any jurisdiction where it is not now so subject, and
(iv) upon the effectiveness of such Exchange Offer Registration Statement, commence and will use commercially reasonable efforts to Consummate the Exchange Offer. The Exchange Offer shall be on the appropriate form permitting (i) registration of the

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Series B Notes to be offered in exchange for the Series A Notes that are
Transfer Restricted Securities and (ii) resales of Series B Notes by Broker-Dealers that tendered into the Exchange Offer Series A Notes that such Broker-Dealer acquired for its own account as a result of market making activities or other trading activities (other than Series A Notes acquired directly from the Company or any Affiliates of the Company) as contemplated by
Section 3(c) below.

     (b) The Company and the Guarantors shall use their commercially reasonable efforts to cause the Exchange Offer Registration Statement to be effective continuously, and shall keep the Exchange Offer open for a period of not less than the minimum period required under applicable federal and state securities laws to Consummate the Exchange Offer; provided, however, that in no event shall such period be less than 20 Business Days. The Company and the Guarantors shall cause the Exchange Offer to comply with all applicable federal and state securities laws. No securities other than the Series B Notes shall be included in the Exchange Offer Registration Statement. The Company and the Guarantors shall use their commercially reasonable efforts to cause the Exchange Offer to be Consummated on or prior to 30 business days after the date on which the Exchange Offer Registration Statement has become effective, (such 30th day being the "Consummation Deadline").

     (c) The Company shall include a "Plan of Distribution" section in the Prospectus contained in the Exchange Offer Registration Statement and indicate therein that any Broker-Dealer who holds Transfer Restricted Securities that were acquired for the account of such Broker-Dealer as a result of market-making activities or other trading activities (other than Transfer Restricted Securities acquired directly from the Company or any Affiliate of the Company), may exchange such Transfer Restricted Securities pursuant to the Exchange Offer. Such "Plan of Distribution" section shall also contain all other information with respect to such sales by such Broker-Dealers that the Commission may require in order to permit such sales pursuant thereto, but such "Plan of Distribution" shall not name any such Broker-Dealer or disclose the amount of Transfer Restricted Securities held by any such Broker-Dealer, except to the extent required by the Commission as a result of a change in policy, rules or regulations after the date of this Agreement.

     (d) Because such Broker-Dealer may be deemed to be an "underwriter" within the meaning of the Act and must, therefore, deliver a prospectus meeting the requirements of the Act in connection with its initial sale of any Series B Notes received by such Broker-Dealer in the Exchange Offer, the Company and the Guarantors shall permit the use of the Prospectus contained in the Exchange Offer Registration Statement by such Broker-Dealer to satisfy such prospectus delivery requirement. To the extent necessary to ensure that the Prospectus contained in the Exchange Offer Registration Statement is available for sales of Series B Notes by Broker-Dealers, the Company and the Guarantors agree to use commercially reasonable efforts to keep the Exchange Offer Registration Statement continuously effective, supplemented, amended and current as required by and subject to the provisions of Section 6(a) and 6(c) hereof to the extent necessary to ensure that it is available for resales of Transfer Restricted Securities acquired by Broker-Dealers for their own accounts as a result of market making activities or other trading activities (other than Transfer Restricted Securities acquired directly from the Company or any Affiliate of the Company), and to ensure that it conforms with the requirements of this Agreement, the Act and the policies, rules and regulations of the Commission as announced from time to time, for a period ending on the earlier of (i) 270 days from the date on which the Exchange Offer Registration Statement is declared effective and (ii) the date on which Broker-Dealers are no

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longer required to deliver a prospectus in connection with market making activities or other trading activities; provided, however, that any such Broker-Dealer desiring the Company and the Guarantors to keep the Exchange Offer Registration Statement continuously effective shall notify the Company in writing that such Broker-Dealer acquired the applicable Transfer Restricted Securities as a result of market making activities or other trading activities (other than Transfer Restricted Securities acquired from the Company or any Affiliate of the Company) such that the Broker-Dealer would be required to deliver a prospectus under the Act upon a subsequent sale or other disposition of such Transfer Restricted Securities. The Company and the Guarantors shall provide sufficient copies of the latest version of such Prospectus to such Broker-Dealers, promptly upon request at any time during such period.

SECTION 4.  SHELF REGISTRATION

     (a) Shelf Registration. If (i) the Company and the Guarantors are not (A) required to file the Exchange Offer Registration Statement or (B) permitted to Consummate the Exchange Offer because, in either case, the Exchange Offer is not permitted by applicable law or Commission policy (after the Company and the Guarantors have complied with the procedures set forth in Section 6(a)(i) below) or (ii) any Holder of Transfer Restricted Securities shall notify the Company prior to the 20th day following the Consummation of the Exchange Offer that (A) such Holder was prohibited by applicable law or Commission policy from participating in the Exchange Offer or (B) such Holder may not resell the Series B Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and the Prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales by such Holder or (C) such Holder is a Broker-Dealer and holds Series A Notes acquired directly from the Company or any of its Affiliates, then, upon receipt of such notice, the Company and the Guarantors shall:

 (x) use commercially reasonable efforts to file, on or prior to 60 days after the earlier of (i) the date on which the Company determines that the Exchange Offer Registration Statement cannot be filed as a result of clause
(a)(i) above and (ii) the date on which the Company receives the notice specified in clause (a)(ii) above, (such earlier date, the "Filing Deadline"), a shelf registration statement pursuant to Rule 415 under the Act (which may be an amendment to the Exchange Offer Registration Statement (the "Shelf Registration Statement")), relating to all Transfer Restricted Securities, the Holders of which shall have provided the information required pursuant to Section 4(b) hereof, and

 (y) use their commercially reasonable efforts to cause such Shelf Registration Statement to be declared effective on or prior to 120 days after the Filing Deadline for the Shelf Registration Statement (such 120th day the "Effectiveness Deadline").

     If, after the Company has filed an Exchange Offer Registration Statement that satisfies the requirements of Section 3(a) above, the Company is required to file and make effective a Shelf Registration Statement solely because the Exchange Offer is not permitted under applicable federal law (i.e., clause
(a)(i) above), then the filing of the Exchange Offer Registration Statement shall be deemed to satisfy the requirements of clause (x) above; provided that, in such event, the Company shall remain obligated to use commercially reasonable efforts to meet the Effectiveness Deadline set forth in clause (y).

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     To the extent necessary to ensure that the Shelf Registration Statement is available for sales of Transfer Restricted Securities by the Holders thereof entitled to the benefit of this Section 4(a) and the other securities required to be registered therein pursuant to Section 6(b)(ii) hereof, the Company and the Guarantors shall use commercially reasonable efforts to keep any Shelf Registration Statement required by this Section 4(a) continuously effective, supplemented, amended and current as required by and subject to the provisions of Sections 6(b) and (c) hereof and in conformity with the requirements of this Agreement, the Act and the policies, rules and regulations of the Commission as announced from time to time, for a period of at least 18 months (as extended pursuant to Section 6(c)(i)) following the Closing Date, or such shorter period as will terminate when all Transfer Restricted Securities covered by such Shelf Registration Statement have been sold pursuant thereto.

     (b) Provision by Holders of Certain Information in Connection with the Shelf Registration Statement. No Holder of Transfer Restricted Securities may include any of its Transfer Restricted Securities in any Shelf Registration Statement pursuant to this Agreement unless and until such Holder furnishes to the Company in writing, within 20 days after receipt of a request therefor, such information as the Company may reasonably request, including the information specified in Item 507 or 508 of Regulation S-K, as applicable, of the Act for use in connection with any Shelf Registration Statement or Prospectus or preliminary Prospectus included therein. No Holder of Transfer Restricted Securities shall be entitled to liquidated damages pursuant to Section 5 hereof unless and until such Holder shall have provided all such information. Each selling Holder agrees to promptly furnish additional information required to be disclosed in order to make the information previously furnished to the Company by such Holder not materially misleading. By acquiring the Series A Notes or Series B Notes, each Holder agrees to provide the indemnity set forth in Section 8 hereof with respect to the information such Holder furnishes to the Company in writing expressly for use in any Shelf Registration Statement. The Company and the Guarantors shall not be obligated to supplement such Shelf Registration Statement after it has been declared effective by the Commission more than two times quarterly to reflect additional Holders.

SECTION 5.  LIQUIDATED DAMAGES

     If (i) any Registration Statement required by this Agreement is not filed with the Commission on or prior to the applicable Filing Deadline, (ii) any such Registration Statement has not been declared effective by the Commission on or prior to the applicable Effectiveness Deadline, (iii) the Exchange Offer has not been Consummated on or prior to the Consummation Deadline or (iv) any Registration Statement required by this Agreement is filed and declared effective but shall thereafter cease to be effective or fail to be usable for its intended purpose during the period in which it is required to be effective pursuant to Section 3 or 4 without being succeeded within two business days by a post-effective amendment to such Registration Statement that cures such failure and that is itself promptly declared effective (each such event referred to in clauses (i) through (iv), a "Registration Default"), then the Company and the Guarantors hereby jointly and severally agree to pay to each Holder of Transfer Restricted Securities affected thereby liquidated damages in an amount equal to $.05 per week per $1,000 in principal amount of Transfer Restricted Securities held by such Holder for each week or portion thereof that the Registration Default continues for the first 90-day period immediately following the occurrence of such Registration Default. The amount of the liquidated damages shall increase by an additional

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$.05 per week per $1,000 in principal amount of Transfer Restricted Securities with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of liquidated damages of $.50 per week per $1,000 in principal amount of Transfer Restricted Securities; provided that the Company and the Guarantors shall in no event be required to pay liquidated damages for more than one Registration Default at any given time. Following the cure of all Registration Defaults, liquidated damages shall cease to accrue. Notwithstanding anything to the contrary set forth herein, (1) upon filing of the Exchange Offer Registration Statement (and/or, if applicable, the Shelf Registration Statement), in the case of (i) above, (2) upon the effectiveness of the Exchange Offer Registration Statement (and/or, if applicable, the Shelf Registration Statement), in the case of (ii) above, (3) upon Consummation of the Exchange Offer, in the case of (iii) above, or (4) upon the filing of a post-effective amendment to the Registration Statement or an additional Registration Statement that causes the Exchange Offer Registration Statement (and/or, if applicable, the Shelf Registration Statement) to again be declared effective or made usable in the case of (iv) above, the liquidated damages payable with respect to the Transfer Restricted Securities as a result of such clause (i), (ii), (iii) or (iv), as applicable, shall cease.

     All accrued liquidated damages shall be paid to the Holders entitled thereto, in the manner provided for the payment of interest in the Indenture, on each Interest Payment Date, as more fully set forth in the Indenture and the Notes. Notwithstanding the fact that any securities for which liquidated damages are due cease to be Transfer Restricted Securities, all obligations of the Company and the Guarantors to pay liquidated damages with respect to securities shall survive until such time as such obligations with respect to such securities shall have been satisfied in full.

     Notwithstanding anything to the contrary in this Section 5, the Company and the Guarantors shall not be required to pay liquidated damages to a Holder of Transfer Restricted Securities if such Holder's failure to receive Series B Notes and/or inability to use a Shelf Registration Statement arises from such Holder's failure to comply with its obligations to make the representations set forth in Section 6(a) or to provide the information required to be provided by it, if any, pursuant to Section 4(b).

SECTION 6.  REGISTRATION PROCEDURES

     (a) Exchange Offer Registration Statement. In connection with the Exchange Offer, the Company and the Guarantors shall (x) comply with all applicable provisions of Section 6(c) below, (y) use their commercially reasonable efforts to effect such exchange and to permit the resale of Series B Notes by Broker-Dealers that tendered in the Exchange Offer Series A Notes that such Broker-Dealer acquired for its own account as a result of its market making activities or other trading activities (other than Series A Notes acquired directly from the Company or any of its Affiliates) being sold in accordance with the intended method or methods of distribution thereof and (z) comply with all of the following provisions:

          (i) If, following the date hereof there has been announced a change in Commission policy with respect to exchange offers such as the Exchange Offer, that in the reasonable opinion of counsel to the Company raises a substantial question as to whether the Exchange Offer is permitted by applicable federal law, the Company and the Guarantors hereby agree to seek a no-action letter or other favorable decision from the

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     Commission allowing the Company and the Guarantors to Consummate an
     Exchange Offer for such Transfer Restricted Securities. The Company and the Guarantors hereby agree to pursue the issuance of such a decision to the Commission staff level. In connection with the foregoing, the Company and the Guarantors hereby agree to take all such other actions as may be reasonably requested by the Commission or otherwise required in connection with the issuance of such decision.

          (ii) As a condition to its participation in the Exchange Offer, each Holder of Transfer Restricted Securities (including, without limitation, any Holder who is a Broker Dealer) shall furnish, upon the request of the Company, prior to the Consummation of the Exchange Offer, a written representation to the Company and the Guarantors (which may be contained in the letter of transmittal contemplated by the Exchange Offer Registration Statement) to the effect that (A) it is not an Affiliate of the Company,
     (B) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution of the Series B Notes to be issued in the Exchange Offer, (C) it is acquiring the Series B Notes in its ordinary course of business (D) it is not acting on behalf of any person who could not truthfully make the foregoing representations and (E) such other representations as may be reasonably necessary under applicable Commission rules, regulations or interpretations. As a condition to its participation in the Exchange Offer each Holder using the Exchange Offer to participate in a distribution of the Series B Notes shall acknowledge and agree that, if the resales are of Series B Notes obtained by such Holder in exchange for Series A Notes acquired directly from the Company or an Affiliate thereof, it (1) could not, under Commission policy as in effect on the date of this Agreement, rely on the position of the Commission enunciated in Morgan Stanley and Co., Inc. (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the Commission's letter to Shearman & Sterling dated July 2, 1993, and similar no-action letters (including, if applicable, any no-action letter obtained pursuant to clause
     (i) above), and (2) must comply with the registration and prospectus delivery requirements of the Act in connection with a secondary resale transaction and that such a secondary resale transaction must be covered by an effective registration statement containing the selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K.

          (iii) Prior to effectiveness of the Exchange Offer Registration Statement, the Company and the Guarantors shall provide a supplemental letter to the Commission (A) stating that the Company and the Guarantors are registering the Exchange Offer in reliance on the position of the Commission enunciated in Exxon Capital Holdings Corporation (available May 13, 1988), Morgan Stanley and Co., Inc. (available June 5, 1991) as interpreted in the Commission's letter to Shearman & Sterling dated July 2, 1993, and, if applicable, any no-action letter obtained pursuant to clause
     (i) above, (B) including a representation that neither the Company nor any Guarantor has entered into any arrangement or understanding with any Person to distribute the Series B Notes to be received in the Exchange Offer and that, to the best of the Company's and each Guarantor's information and belief, each Holder participating in the Exchange Offer is acquiring the Series B Notes in its ordinary course of business and has no arrangement or understanding with any Person to participate in the distribution of the Series B Notes received in the Exchange Offer and (C) any other undertaking or representation required by

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     the Commission as set forth in any no-action letter obtained pursuant to clause (i) above, if applicable.

     (b) Shelf Registration Statement. In connection with the Shelf Registration Statement, the Company and the Guarantors shall:

          (i) comply with all the provisions of Section 6(c) below and use their commercially reasonable efforts to effect such registration to permit the sale of the Transfer Restricted Securities being sold in accordance with the intended method or methods of distribution thereof (as indicated in the information furnished to the Company pursuant to Section 4(b) hereof), and pursuant thereto the Company and the Guarantors will prepare and file with the Commission a Registration Statement relating to the registration on any appropriate form under the Act, which form shall be available for the sale of the Transfer Restricted Securities in accordance with the intended method or methods of distribution thereof within the time periods and otherwise in accordance with the provisions hereof, and

          (ii) issue, upon the request of any Holder or purchaser of Series A Notes covered by any Shelf Registration Statement contemplated by this Agreement, Series B Notes having an aggregate principal amount equal to the aggregate principal amount of Series A Notes sold pursuant to the Shelf Registration Statement and surrendered to the Company for cancellation; the Company shall register Series B Notes on the Shelf Registration Statement for this purpose and issue the Series B Notes to the purchasers of securities subject to the Shelf Registration Statement in the names as such purchasers shall designate.

     (c) General Provisions. In connection with any Registration Statement and any related Prospectus required by this Agreement, the Company and the Guarantors shall:

          (i) use their commercially reasonable efforts to keep such Registration Statement continuously effective and provide all requisite financial statements for the period specified in Section 3 or 4 of this Agreement, as applicable. Upon the occurrence of any event that would cause any such Registration Statement or the Prospectus contained therein (A) to contain an untrue statement of material fact or omit to state any material fact necessary to make the statements therein not misleading or (B) not to be effective and usable for resale of Transfer Restricted Securities during the period required by this Agreement, the Company and the Guarantors shall file promptly an appropriate amendment to such Registration Statement curing such defect, and, if Commission review is required, use their commercially reasonable efforts to cause such amendment to be declared effective as soon as practicable.

          (ii) use commercially reasonable efforts to prepare and file with the Commission such amendments and post-effective amendments to the applicable Registration Statement as may be necessary to keep such Registration Statement effective for the applicable period set forth in
     Section 3 or 4 hereof, as the case may be, or such shorter period as will terminate when all Transfer Restricted Securities covered by such Registration Statement have been sold; use commercially reasonable efforts to cause the Prospectus to be supplemented by any required Prospectus supplement, and as so

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     supplemented to be filed pursuant to Rule 424 under the Act, and to comply fully with Rules 424, 430A and 462, as applicable, under the Act in a timely manner; and comply with the provisions of the Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus;

          (iii) advise each selling Holder promptly and, if requested by such Holder, confirm such advice in writing, (A) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to any applicable Registration Statement or any post-effective amendment thereto, when the same has become effective, (B) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto, (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement under the Act or of the suspension by any state securities commission of the qualification of the Transfer Restricted Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes, (D) of the existence of any fact or the happening of any event that makes any statement of a material fact made in the Registration Statement, the Prospectus, any amendment or supplement thereto or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in the Registration Statement in order to make the statements therein not misleading, or that requires the making of any additions to or changes in the Prospectus in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that in the case of this clause 6(iii)(D), only the existence of the fact or event must be disclosed and the nature of the facts or events may be kept confidential for such period as reasonably required for bona fide business reasons). If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Transfer Restricted Securities under state securities or Blue Sky laws, the Company and the Guarantors shall use their commercially reasonable efforts to obtain the withdrawal or lifting of such order at the earliest possible time;

          (iv) subject to Section 6(c)(i) hereof, if any fact or event contemplated by Section 6(c)(iii)(D) above shall exist or have occurred, prepare a supplement or post-effective amendment to the Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Transfer Restricted Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (v) furnish to each selling Holder in connection with such exchange or sale, if any, before filing with the Commission, copies of any Registration Statement or any Prospectus included therein or any amendments or supplements to any such Registration Statement or Prospectus (including all documents incorporated by reference after the initial filing of such Registration Statement), which documents will be subject to the review of such Holders in connection with such sale, if any, for a period of at least five Business Days, and which documents the Company will use commercially reasonable efforts to reflect such comments as any Holder will reasonably propose, and the Company will not file any such Registration Statement or Prospectus or any amendment or supplement to any such Registration Statement or Prospectus (including all such documents incorporated by reference) to which a Holder of Transfer Restricted Securities covered by such Registration Statement shall reasonably object in writing within five Business Days after the receipt thereof. A Holder shall be deemed to have reasonably objected to such filing if such Registration Statement, amendment, Prospectus or supplement, as applicable, as proposed to be filed, contains an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading or fails to comply with the applicable requirements of the Act;

          (vi) promptly after the filing of any document that is to be incorporated by reference into a Registration Statement or Prospectus, provide copies of such document to each selling Holder named in any Registration Statement in connection with such exchange or sale, if any; make the Company's and the Guarantors' representatives available as may be reasonably necessary for discussion of such document and other customary due diligence matters;

          (vii) make available, during reasonable business hours, for inspection in the offices where such records are normally maintained, by each Holder and any attorney or accountant retained by such Holders, all relevant financial and other records, pertinent corporate documents of the Company and the Guarantors as may be reasonably necessary for them to exercise applicable due diligence responsibility subject to appropriate confidentiality agreements and cause the Company's and the Guarantors' officers, directors and employees to supply all information reasonably requested by any such Holder, attorney or accountant in connection with such Registration Statement or any post-effective amendment thereto subsequent to the filing thereof and prior to its effectiveness;

          (viii) if requested by any Holders in connection with such exchange or sale, promptly include in any Registration Statement or Prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as such selling Holders may reasonably request to have included therein, including, without limitation, information relating to the "Plan of Distribution" of the Transfer Restricted Securities; and make all required filings of such Prospectus supplement or post-effective amendment as soon as reasonably practicable after the Company is notified of the matters to be included in such Prospectus supplement or post-effective amendment;

          (ix) furnish to each selling Holder in connection with such exchange or sale, without charge, at least one copy of the Registration Statement, as first filed with the Commission, and of each amendment thereto, including all documents incorporated by reference therein and all exhibits (including exhibits incorporated therein by reference);

          (x) deliver to each selling Holder without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Persons reasonably may request; the Company and the Guarantors hereby consent to the use (in accordance with law) of the Prospectus and any amendment or supplement thereto by each selling Holder in connection with the offering and the sale of the Transfer Restricted Securities covered by the Prospectus or any amendment or supplement thereto;

          (xi) upon the request of Holders who collectively hold an aggregate principal amount of Transfer Restricted Securities in excess of 50% of the outstanding principal amount of Transfer Restricted Subsidiaries (the "Requesting Holders"), enter into such agreements (including underwriting agreements) and make such representations and warranties and take all such other actions in connection therewith in order to expedite or facilitate the disposition of the Transfer Restricted Securities pursuant to any applicable Registration Statement contemplated by this Agreement as may be reasonably requested by any Holder of Transfer Restricted Securities in connection with any sale or resale pursuant to any applicable Shelf Registration Statement, which agreements must be in customary form. In such connection, the Company and the Guarantors shall:

                 (A) upon the reasonable request of the Requesting Holders, furnish (or in the case of paragraphs (2) and (3) below, use its commercially reasonable efforts to cause to be furnished) to each selling Holder, upon Consummation of the Exchange Offer or upon the effectiveness of the Shelf Registration Statement, as the case may be:

                      (1) a certificate, dated such date, signed on behalf of the Company and each Guarantor by an appropriate officer of the Company and such Guarantor, confirming, as of the date thereof, the matters set forth in Sections 8(a) and 8(d) of the Purchase Agreement;

                      (2) opinion(s), dated the date of Consummation of the Exchange Offer or the date of effectiveness of the Shelf Registration Statement, as the case may be, of counsel (which may be the General Counsel of the Company) for the Company and the Guarantors covering such matters customarily covered in such opinions as such parties may reasonably request, which shall be reasonably satisfactory to the Requesting Holders; and

                      (3) a customary comfort letter, dated the date of Consummation of the Exchange Offer, or as of the date of effectiveness of the Shelf Registration Statement, as the case may be, from the Company's independent accountants, in the customary form and covering matters of the type customarily covered in comfort letters to underwriters in connection with underwritten offerings; and

                 (B) deliver such other documents and certificates as may be reasonably requested by the selling Holders to evidence compliance with the matters covered in clause (A) above and with reasonable and customary conditions contained in the agreements, if any, entered into by the Company and the Guarantors pursuant to this clause (xi);

          (xii) prior to any public offering of Transfer Restricted Securities, cooperate with the selling Holders and their counsel in connection with the registration and qualification of the Transfer Restricted Securities under the securities or Blue Sky laws of such jurisdictions as the selling Holders may reasonably request and do any and all other acts or things reasonably necessary or advisable to enable the disposition in such jurisdictions of the Transfer Restricted Securities covered by the Shelf Registration Statement; provided, however, that neither the Company nor any Guarantor shall be required to register or qualify as a foreign corporation where it is not now so qualified or to take any action that would subject it to the service of process in suits or to taxation, other than as to matters and transactions relating to the Registration Statement, in any jurisdiction where it is not now so subject;

          (xiii) in connection with any sale of Transfer Restricted Securities that will result in such securities no longer being Transfer Restricted Securities, cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Securities to be sold and not bearing any restrictive legends; and to register such Transfer Restricted Securities in such denominations and such names as the selling Holders may reasonably request at least two Business Days prior to such sale of Transfer Restricted Securities;

          (xiv) use their commercially reasonable efforts to cause the Transfer Restricted Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof to consummate the disposition of such Transfer Restricted Securities, subject to the proviso contained in clause (xii) above;

          (xv) provide a CUSIP number for all Transfer Restricted Securities not later than the effective date of a Registration Statement covering such Transfer Restricted Securities and provide the Trustee under the Indenture with printed certificates for the Transfer Restricted Securities which are in a form eligible for deposit with the Depository Trust Company;

          (xvi) otherwise use their commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, and make generally available to its security holders with regard to any applicable Registration Statement, as soon as reasonably practicable, a consolidated earnings statement meeting the requirements of Rule 158 (which need not be audited) covering a twelve-month period beginning after the effective date of the Registration Statement (as such term is defined in paragraph (c) of Rule 158 under the Act); and

          (xvii) cause the Indenture to be qualified under the TIA not later than the effective date of the first Registration Statement required by this Agreement and, in connection therewith, cooperate with the Trustee and the Holders to effect such changes to the Indenture as may be required for such Indenture to be so qualified in accordance with the terms of the TIA; and execute and use its commercially reasonable efforts to cause the Trustee to execute, all documents that may be required to effect such changes and all other forms and documents required to be filed with the Commission to enable such Indenture to be so qualified in a timely manner.

     (d) Restrictions on Holders. Each Holder agrees by acquisition of a Transfer Restricted Security that, upon receipt of the notice referred to in
Section 6(c)(iii)(C) or any notice from the Company of the existence of any fact of the kind described in Section 6(c)(iii)(D) hereof (in each case, a "Suspension Notice"), such Holder will forthwith discontinue disposition of Transfer Restricted Securities pursuant to the applicable Registration Statement until (i) such Holder has received copies of the supplemented or amended Prospectus contemplated by Section 6(c)(iv) hereof, or (ii) such Holder is advised in writing by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus (in each case, the "Recommencement Date"). Each Holder receiving a Suspension Notice hereby agrees that it will either (i) destroy any Prospectuses, other than permanent file copies, then in such Holder's possession which have been replaced by the Company with more recently dated Prospectuses or (ii) deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in such Holder's possession of the Prospectus covering such Transfer Restricted Securities that was current at the time of receipt of the Suspension Notice. The time period regarding the effectiveness of such Registration Statement set forth in Section 3 or 4 hereof, as applicable, shall be extended by a number of days equal to the number of days in the period from and including the date of delivery of the Suspension Notice to the date of delivery of the Recommencement Date.

SECTION 7.  REGISTRATION EXPENSES

     (a) All expenses incident to the Company's and the Guarantors' performance of or compliance with this Agreement will be borne by the Company and the Guarantors, regardless of whether a Registration Statement becomes effective, including without limitation: (i) all registration and filing fees and expenses;
(ii) all fees and expenses of compliance with federal securities and state Blue Sky or securities laws; (iii) all expenses of printing (including printing certificates for the Series B Notes to be issued in the Exchange Offer and printing of Prospectuses), messenger and delivery services and telephone; (iv) all fees and disbursements of counsel for the Company and the Guarantors; (v) all application and filing fees in connection with listing the Series B Notes on a national securities exchange or automated quotation system pursuant to the requirements hereof; and (vi) all fees and disbursements of independent certified public accountants of the Company and the Guarantors (including the expenses of any special audit and comfort letters required by or incident to such performance).

     The Company will, in any event, bear its and the Guarantors' internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any Person, including special experts, retained by the Company or the Guarantors.

     (b) In connection with any Registration Statement required by this Agreement (including, without limitation, the Exchange Offer Registration Statement and the Shelf Registration Statement), the Company and the Guarantors will reimburse the Initial Purchaser and the Holders of Transfer Restricted Securities who are tendering Series A Notes into in the Exchange Offer and/or selling or reselling Series A Notes or Series B Notes pursuant to the "Plan of Distribution" contained in the Exchange Offer Registration Statement or the Shelf Registration Statement, as applicable, for the reasonable fees and disbursements of not more than one counsel, who shall be Latham & Watkins LLP unless another firm shall be chosen by the Holders of a majority in principal amount of the Transfer Restricted Securities for whose benefit such Registration Statement is being prepared. Each Holder shall pay all expenses of its counsel except as provided in this paragraph (b), all underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such Holder's Transfer Restricted Securities pursuant to a Shelf Registration Statement.

SECTION 8.  INDEMNIFICATION

     (a) The Company and the Guarantors agree, jointly and severally, to indemnify and hold harmless each Holder, its directors, officers and each Person, if any, who controls such Holder (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act), from and against any and all losses, claims, damages, liabilities and judgments, (including without limitation, any reasonable legal or other reasonable expenses incurred in connection with investigating or defending any matter, including any action that could give rise to any such losses, claims, damages, liabilities or judgments) caused by any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, preliminary Prospectus or Prospectus (or any amendment or supplement thereto) provided by the Company to any Holder or any prospective purchaser of Series B Notes or registered Series A Notes, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or judgments are caused by an untrue statement or omission or alleged untrue statement or omission that is based upon information relating to any of the Holders furnished in writing to the Company by any of the Holders; provided, however, that neither the Company nor any Guarantor will be liable to any Indemnified Party (as defined) (or any person who controls such party within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) with respect to any untrue statement or alleged untrue statement or omission or alleged omission of a material fact made in any preliminary Prospectus to the extent that any such loss, claim, damage, liability, judgment or expense resulted from the fact that such Indemnified Party (as defined) sold Transfer Restricted Securities to a person to whom such Indemnified Party (as defined) failed to send or give, at or prior to the written confirmation of sale of such securities, a copy of a final Prospectus (as amended or supplemented), if the Company or any Guarantor has previously furnished copies thereof (sufficiently in advance of the closing of such sale to allow for distribution thereof in a timely manner) to such Indemnified Party (as defined) and the loss, claim, damage, liability, judgment or expense of such Indemnified Party (as defined) resulted from an untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in or omitted from such preliminary Prospectus which was corrected in such final Prospectus.

     (b) Each Holder of Transfer Restricted agrees, severally and not jointly, to indemnify and hold harmless the Company and the Guarantors, and their respective directors and officers, and each person, if any, who controls (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) the Company, or the Guarantors to the same extent as the foregoing indemnity from the Company and the Guarantors set forth in section (a) above, but only with reference to information furnished in writing to the Company by such Holder expressly for use in any Registration Statement. In no event shall any Holder, its directors, officers or any Person who controls such Holder be liable or responsible for any amount in excess of the amount by which the total amount received by such Holder with respect to its sale of Transfer Restricted Securities pursuant to a Registration Statement exceeds (i) the amount paid by such Holder for such Transfer Restricted Securities and (ii) the amount of any damages that such Holder, its directors, officers or any Person who controls such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

     (c) In case any action shall be commenced involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b) (the "Indemnified Party"), the Indemnified Party shall promptly notify the person against whom such indemnity may be sought (the "Indemnifying Party") in writing and the Indemnifying Party shall assume the defense of such action, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses of such counsel, as incurred (except that in the case of any action in respect of which indemnity may be sought pursuant to both Sections 8(a) and 8(b), a Holder shall not be required to assume the defense of such action pursuant to this Section 8(c), but may employ separate counsel and participate in the defense thereof, but the fees and expenses of such counsel, except as provided below, shall be at the expense of the Holder). Any Indemnified Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Indemnified Party unless (i) the employment of such counsel shall have been specifically authorized in writing by the Indemnifying Party, (ii) the Indemnifying Party shall have failed to assume the defense of such action or employ counsel reasonably satisfactory to the Indemnified Party or (iii) the named parties to any such action (including any impleaded parties) include both the Indemnified Party and the Indemnifying Party, and the Indemnified Party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Indemnifying Party (in which case the Indemnifying Party shall not have the right to assume the defense of such action on behalf of the Indemnified Party). In any such case, the Indemnifying Party shall not, in connection with any one action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one firm of attorneys (in addition to any local counsel) for all indemnified parties and all such fees and expenses shall be reimbursed as they are incurred and billed to the Indemnifying Party. Such firm shall be designated in writing by the Requisite Holders, in the case of the parties indemnified pursuant to Section 8(a), and by the Company and Guarantors, in the case of parties indemnified pursuant to Section 8(b). The Indemnifying Party shall indemnify and hold harmless the Indemnified Party from and against any and all losses, claims, damages, liabilities and judgments by reason of any settlement of any action (i) effected with its written consent or (ii) effected without its written consent if the settlement is entered into more than twenty business days after the Indemnifying Party shall have received a request from the Indemnified Party for reimbursement for the fees and expenses of counsel (in any case where such fees and expenses are at the expense of the Indemnifying Party) and, prior to the date of such settlement, the Indemnifying Party shall have failed to comply with such reimbursement request. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened action in respect of which the Indemnified Party is or could have been a party and indemnity or contribution may be or could have been sought hereunder by the Indemnified Party, unless such settlement, compromise or judgment (i) includes an unconditional release of the Indemnified Party from all liability on claims that are or could have been the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of the Indemnified Party.

     (d) To the extent that the indemnification provided for in this Section 8 is unavailable to an Indemnified Party in respect of any losses, claims, damages, liabilities or judgments referred to therein, then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages, liabilities or judgments (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors, on the one hand, and the Holders, on the other hand, from their sale of Transfer Restricted Securities or (ii) if the allocation provided by clause 8(d)(i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Company and the Guarantors, on the one hand, and of the Holder, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative fault of the Company and the Guarantors, on the one hand, and of the Holder, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or such Guarantor, on the one hand, or by the Holder, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and judgments referred to above shall be deemed to include, subject to the limitations set forth in the second paragraph of Section 8(a), any reasonable legal or other reasonable fees and expenses incurred by such party in connection with investigating or defending any action or claim.

     The Company, the Guarantors and each Holder agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 8, no Holder, its directors, its officers or any Person, if any, who controls such Holder shall be required to contribute, in the aggregate, any amount in excess of the amount by which the total received by such Holder with respect to the sale of Transfer Restricted Securities pursuant to a Registration Statement exceeds (i) the amount paid by such Holder for such Transfer Restricted Securities and (ii) the amount of any damages which such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Holders' obligations to contribute pursuant to this Section 8(c) are several in proportion to the respective principal amount of Transfer Restricted Securities held by each Holder hereunder and not joint.

SECTION 9.  RULE 144A AND RULE 144

     The Company and each Guarantor agrees with each Holder, for so long as any Transfer Restricted Securities remain outstanding and during any period in which the Company or such Guarantor (i) is not subject to Section 13 or 15(d) of the Exchange Act, to make available, upon the reasonable request of any Holder, to such Holder or beneficial owner of Transfer Restricted Securities in connection with any sale thereof and any prospective purchaser of such Transfer Restricted Securities designated by such Holder or beneficial owner, the information required by Rule 144A(d)(4) under the Act in order to permit resales of such Transfer Restricted Securities pursuant to Rule 144A, and (ii) is subject to
Section 13 or 15 (d) of the Exchange Act, to make all filings required thereby in a timely manner in order to permit resales of such Transfer Restricted Securities pursuant to Rule 144.

SECTION 10. MISCELLANEOUS

     (a) Remedies. The Company and the Guarantors acknowledge and agree that any failure by the Company and the Guarantors to comply with their respective obligations under Sections 3 and 4 hereof may result in material irreparable injury to the Initial Purchaser or the Holders for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the Initial Purchaser or any Holder may obtain such relief as may be required to specifically enforce the Company's and the Guarantor's obligations under Sections 3 and 4 hereof. The Company and the Guarantors further agree to waive the defense in any action for specific performance that a remedy at law would be adequate.

     (b) No Inconsistent Agreements. Neither the Company nor any Guarantor will, on or after the date of this Agreement, enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company's and the Guarantors' securities under any agreement in effect on the date hereof.

     (c) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given unless (i) in the case of Section 5 hereof and this Section 10(c)(i), the Company has obtained the written consent of Holders of all outstanding Transfer Restricted Securities and (ii) in the case of all other provisions hereof, the Company has obtained the written consent of the Requisite Holders. Notwithstanding the foregoing, a waiver or consent to departure from the provisions hereof that relates exclusively to the rights of Holders whose Transfer Restricted Securities are being tendered pursuant to the Exchange Offer, and that does not affect directly or indirectly the rights of other Holders whose Transfer Restricted Securities are not being tendered pursuant to such Exchange Offer, may be given by the Holders of a majority of the outstanding principal amount of Transfer Restricted Securities subject to such Exchange Offer.

     (d) Third Party Beneficiary. The Holders shall be third party beneficiaries to the agreements made hereunder between the Company and the Guarantors, on the one hand, and the Initial Purchaser, on the other hand, and shall have the right to enforce such agreements directly to the extent they may deem such enforcement necessary or advisable to protect its rights or the rights of Holders hereunder.

     (e) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail (registered or certified, return receipt requested), telex, telecopier, or air courier guaranteeing overnight delivery:

          (i) if to a Holder, at the address set forth on the records of the Registrar under the Indenture, with a copy to the Registrar under the Indenture; and

          (ii)   if to the Company or the Guarantors:

                         Danka Business Systems PLC
                         11208 Danka Blvd
                         St. Petersburg, Florida 33716
                         Telecopier No.:  (727) 579-2880

                         Attention:  Chief Financial Officer

                         With a copy to:

                         Skadden, Arps, Slate, Meagher & Flom
                         333 West Wacker Drive, Suite 2100
                         Chicago, Illinois 60606-1285

                         Telecopier No.: (312) 407-0700
                         Attention:  Gary P. Cullen, Esq.

     All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and on the next business day, if timely delivered to an air courier guaranteeing overnight delivery.

     Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee at the address specified in the Indenture.

     (f) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including without limitation and without the need for an express assignment, subsequent Holders; provided, that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Transfer Restricted Securities in violation of the terms hereof or of the Purchase Agreement or the Indenture. If any transferee of any Holder shall acquire Transfer Restricted Securities in any manner, whether by operation of law or otherwise, such Transfer Restricted Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Transfer Restricted Securities such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement, including the restrictions on resale set forth in this Agreement and, if applicable, the Purchase Agreement, and such Person shall be entitled to receive the benefits hereof.

     (g) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     (h) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

     (i) Obligation Currency. Any payment on account of an amount that is payable in U.S. dollars (the "Required Currency"), which is made to or for the account of the Initial Purchaser in lawful currency of any other jurisdiction (the "Judgment Currency"), whether as a result of any obligation, judgment or order or the enforcement thereof or the liquidation of the Company or any Guarantor, shall constitute a discharge of the Company's or the Guarantor's obligation under the this Agreement, as the case may be, only to the extent of the amount of the Required Currency which the Initial Purchaser could purchase in the New York foreign exchange markets with the amount of the Judgment Currency in accordance with normal banking procedures at the rate of exchange prevailing on the first business day following receipt of the payment in the Judgment Currency. If the amount of the Required Currency that could be so purchased is less than the amount of the Required Currency originally due to the Initial Purchaser, the Company shall indemnify and hold harmless the Initial Purchaser from and against all loss or damage arising out of, or as a result of, such deficiency. This indemnity shall constitute an obligation separate and independent from the other obligations contained in this Agreement, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by the Initial Purchaser from time to time and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum in respect of an amount due hereunder or under any judgment or order.

     (j) Service of Process. The Company and the non-U.S. Guarantors will irrevocably appoint Danka Office Imaging Company as agent for service of process in any suit, action or proceeding arising out of this agreement for actions brought under U.S. federal or state securities laws in any U.S. federal or state court located in The City of New York and submits to such jurisdiction.

     (k) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAW RULES THEREOF.

     (l) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

     (m) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted with respect to the Transfer Restricted Securities.

This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                 DANKA BUSINESS SYSTEMS PLC


                                 By: /s/ P. Lang Lowrey, III
                                    -------------------------------------
                                    Name: P. Lang Lowrey, III
                                    Title: Chief Executive Officer and Chairman

                                        DANKA HOLDING COMPANY
                                        AMERICAN BUSINESS CREDIT CORPORATION
                                        DANKA MANAGEMENT II COMPANY, INC.
                                        HERMAN ENTERPRISES, INC. OF SOUTH
                                        FLORIDA
                                        D.I. INVESTMENT MANAGEMENT, INC.
                                        QUALITY BUSINESS, INC.
                                        DANKA MANAGEMENT COMPANY, INC.
                                        CORPORATE CONSULTING GROUP, INC.
                                        DANKA IMAGING DISTRIBUTION, INC.
                                        DANKA OFFICE IMAGING COMPANY


                                        By: /s/ Keith J. Nelsen
                                           -------------------------------------
                                           Name: Keith J. Nelsen
                                           Title: Vice President

                                        DANKALUX S.A R.L.


                                        By: /s/ Paul Dumond
                                           -------------------------------------
                                           Name: Paul Dumond
                                           Title: Manager

                                        DANKA UK PLC


                                        By: /s/ Matthew Salmon
                                           -------------------------------------
                                           Name: Matthew Salmon
                                           Title: Secretary

                                        DANKA SERVICES INTERNATIONAL LTD.


                                        By: /s/ Paul Dumond
                                           -------------------------------------
                                           Name: Paul Dumond
                                           Title: Secretary

                                        DANKA BUSINESS FINANCE LTD.
                                        DANKA CANADA INC.
                                        KALMARA INC.


                                        By: /s/ Owais Durrani
                                           -------------------------------------
                                           Name: Owais Durrani
                                           Title: Vice President

                                        DANKA AUSTRALASIA PTY LIMITED
                                        DANKA AUSTRALIA PTY LIMITED
                                        DANKA TOWER PTY LTD
                                        DANKA DISTRIBUTORS PTY LTD
                                        DANKA DATAKEY PTY LTD
                                        DATAKEY ALCATEL PTY. LTD.
                                        DANKA SYSTEMS PTY LIMITED


                                        By:                *
                                           -------------------------------------
                                           Name: Michael Andrew Sheeran
                                           Title: Director


                                        *By:  /s/ Keith J. Nelsen
                                            ------------------------------------
                                         Name: Keith J. Nelsen
                                         Pursuant to Power of Attorney

BEAR, STEARNS & CO. INC.


By:  /s/ Richard B. Smith
   ---------------------------------
   Name: Richard B. Smith
   Title:

                                   Schedule A
                                   ----------

                                       30